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                                                                   EXHIBIT 5.1

                      [LETTERHEAD OF KATTEN MUCHIN ZAVIS]


                                                               January 30, 2001

marchFIRST, Inc.
311 South Wacker Drive, Ste 3500
Chicago, Illinois 60606-6618

Re:  Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

     We have represented marchFIRST, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 13,000,000 shares of the Company's Common Stock,par value $.001 per share ("Common Stock"),which may be issued from time to time in connection with the USWeb Corporation Employee Retention Bonus Provision contained in those agreements listed on Exhibit A attached hereto (the "Provisions") and which relate to shares of Common Stock the Company may be obligated to issue as retention bonuses to certain employees and consultants in connection with acquisitions consummated by USWeb Corporation.

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, (b) the Amended and Restated Certificate of Incorporation of the Company, (c) the Third Amended and Restated Bylaws of the Company, (d) records of proceedings and actions of the Company's Board of Directors, and (e) the Provisions.

     In connection with this opinion, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that the 13,000,000 shares of Common Stock, when issued by the Company in accordance with the terms of the Provisions, will be validly issued, fully paid and non-assessable shares of Common Stock.

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marchFIRST, Inc.
January 30, 2001
Page 2


     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the related rules and regulations promulgated thereunder.

                                                Very truly yours,


                                                /s/ Katten Muchin Zavis

                                                KATTEN MUCHIN ZAVIS

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                                   EXHIBIT A

(1) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 101, XCom Corporation and Certain Individuals, dated as of March 16, 1997,
(2) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 106, NewLink Communications Corporation and Certain Individuals, dated as of March 31, 1997,
(3) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 102, Infopreneurs Inc. and Certain Individuals, dated as of March 31, 1997,
(4) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 103, FETCH Interactive, Inc. and Certain Individuals, dated as of March 31, 1997,
(5) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 104, USWeb Cosmix, Inc. and Certain Individuals, dated as of March 31, 1997,
(6) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 107, Internetoffice, LLC and Certain Individuals, dated as of April 30, 1997,
(7) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 105, Networkers Corporation and Certain Individuals, dated as of June 30, 1997,
(8) Agreement and Plan of Reorganization by and Among USWeb Corporation, USWeb Acquisition Corporation 110, Multimedia Marketing & Design Inc. and Certain Individuals, dated July 1, 1997,
(9) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 114, Synergetix Systems Integration, Inc. and Certain Individuals, dated as of July 31, 1997,
(10) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 111, KandH, Inc.and Certain Individuals, dated as of August 29, 1997,
(11) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 111, DreamMedia, Inc. and Certain Individuals, dated August 29, 1997,
(12) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 113 and Internet Cybernautics, Inc., dated as of August 31, 1997,
(13) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 109, NETPHAZ, L.L.C. and certain individuals, dated as of September 29, 1997,
(14) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 119, Online Marketing Company and Certain Individuals, dated as of September 30, 1997,

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(15) Agreement and Plan of Reorganization by and among USWeb Corporation,
USWeb Acquisition Corporation 117, Zendatta, Inc. and Certain Individuals, dated as of September 30, 1997,
(16) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 118, W3- design corporation and Certain Individuals, dated as of October 10, 1997,
(17) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 112, Reach Networks, Inc. and Certain Individuals, dated October 24, 1997,
(18) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 122, USWeb - Apex, Inc. and Certain Individuals, dated as of dated as of October 29, 1997,
(19) Stock Purchase Agreement for the Acquisition of Innomate Online Marketing GmbH and Innomate Online Marketing Sachsen GmbH Chemnitz by and among USWeb Corporation, Ophelia 97 Vermoegensverwaltungs GmbH, InnoMate Online Marketing GmbH, Innomate Online GmbH and Certain Individuals, dated as of February 27, 1998,
(20) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 125, Ikonic Interactive, Inc., CMG Information Services and Certain Individuals, dated as of March 24, 1998,
(21) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 123, Quest Interactive Media, Inc. and Certain Individuals, dated March 24, 1998,
(22) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 126, Ensemble Corporation and Certain Individuals, dated as of March 27, 1998,
(23) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 127, Kallista, Inc. and Certain Individuals, dated as of April 20, 1998,
(24) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 120, USWSJ, Inc. and Certain Individuals, dated as of May 12, 1998,
(25) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 129, Nutley Systems, Inc. and Certain Individuals, dated as of June 30, 1998
(26) Acquisition Agreement by and among USWeb Corporation, USWeb Acquisition Corporation 124, USWeb Acquisition Corporation 124A, Tucker Network Technologies, Inc. and Certain Individuals, dated as of July 14, 1998,
(27) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 130, Metrix Communications, LLC, Metrix, Inc., National Application Concepts, LLC, William King and Certain Individuals, dated as of August 19, 1998,
(28) Agreement and Plan of Reorganization by and among USWeb Canada Corporation, USWeb USWeb Acquisition Corporation 133, Internetworking Systems Group, Inc. and Certain Individuals, dated as of January 8, 1999,
(29) Agreement and Plan of Reorganization by and among USWeb Corporation, USWeb Acquisition Corporation 138, Modern Business Technology, Inc., Modern Business Technology, LLC and Certain Individuals, dated as of April 15, 1999.